Exhibit 5.1


                                BRASHER & COMPANY
                                Attorneys at Law
                          90 Madison Street, Suite 707
                             Denver, Colorado 80206

                                September 5, 2003

Renegade Venture (Nev.) Corporation
P.O. Box 23009
Tucson, Arizona 85734-3009

     Re: Renegade Venture (Nev.) Corporation
         2003 Employee Stock Compensation Plan

Ladies and Gentlemen:

     We have acted as counsel to Renegade Venture (Nev.) Corporation ("Renegade") in connection with the registration with the Securities and Exchange Commission on Form S-8 of 5,000,000 shares of Renegade's common stock, par value $.001 (the "Shares"), which may be issued in connection with the above-referenced plan (the "Plan"). In connection with that registration, we have reviewed the proceedings of the Board of Directors of Renegade relating to the registration and proposed issuance of the common stock, the Articles of Incorporation of Renegade and all amendments thereto, the Bylaws of Renegade and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

     Based upon that review, it is our opinion that the Shares when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid, and nonassessable under the Nevada General Corporation Law.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

     We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.

                                            Very truly yours,

                                            BRASHER & COMPANY

                                            /s/ John D. Brasher Jr.
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                                                John D. Brasher Jr.